Exhibit (j)







           CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM



To the Board of Trustees
Monetta Trust:


We consent to the use of our report, which is incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Registered Independent Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
April 25, 2005